FOR IMMEDIATE RELEASE

COLUMBIA LABORATORIES REPORTS
FIRST QUARTER 2010 FINANCIAL RESULTS

Management will host Conference Call at 11:00 AM ET Today

LIVINGSTON, NJ — May 6, 2010 — Columbia Laboratories, Inc. (Nasdaq: CBRX) today announced financial results for the three-month period ended March 31, 2010.  Key financial results of the quarter and subsequent events include:

  Net revenues from U.S. progesterone products increased 34% over the first quarter of 2009 on a 46% volume increase.  This increase was dampened by higher reserves for returned goods.
  Net revenues from international sales of CRINONE® 8% (progesterone gel) increased 11% over the first quarter of 2009 on a 15% volume increase.
  Total progesterone net revenues increased 25% over the first quarter of 2009 on a 20% volume increase.
  With the previously disclosed cessation of sales of the OTC products, net revenues decreased 2% to $7.2 million in the first quarter of 2010 compared to $7.3 million in the first quarter of 2009.
  The PREGNANT Study of PROCHIEVE® 8% (progesterone gel) to reduce the risk of preterm birth in women with short cervix at mid-pregnancy has enrolled the planned 450 patients.

“Our domestic progesterone business grew dramatically during the first quarter of 2010,” said Frank C. Condella, Jr., Columbia’s president and chief executive officer. “This growth was driven in part by our sales force's efforts capitalizing on the clinical data on CRINONE that were reported at the 2009 Annual Meeting of the American Society for Reproductive Medicine (“ASRM”), coupled with some effect of a temporary backorder with CRINONE’s main vaginally-administered progesterone competitor.  The exposure to and experience with CRINONE among new patients and medical practices may have a lasting positive impact on CRINONE sales and prescriptions, particularly when reinforced by strong clinical data on CRINONE's efficacy, safety and patient preference.

“The PREGNANT Study has enrolled the planned 450 patients; enrollment will continue to enter patients currently in the study screening process.  With a five-to-six-month treatment period and four to six weeks for data analysis, we expect to report top-line results around the end of the year or very early in 2011.  If data are positive, we expect to file an NDA for PROCHIEVE 8% in this new indication with the FDA in the first half of 2011.  Assuming stockholder approval of the Watson Transactions and FDA approval for this new indication, we are confident that Watson will execute a strong launch in the new preterm birth indication,” concluded Condella.

Net revenues for the first quarter of 2010 were $7.2 million, compared to $7.3 million for the first quarter of 2009.

Net revenues from progesterone products were $6.8 million in the first quarter of 2010 compared with $5.4 million in the first quarter of 2009, a 25% increase.

  Net revenues from U.S. progesterone products increased 34% on a 46% volume increase.  This increase was dampened by higher reserves for returned goods.  Domestic CRINONE net sales increased by 33%, despite additional sales returns reserves, as a result of a 55% volume increase.
  Net revenues for CRINONE sold in foreign markets increased by 11% due to a 15% volume increase, partially offset by lower selling prices attributable to price adjustments for government tenders and a weaker dollar.

Net revenues from other products were $0.4 million in the first quarter of 2010 as compared with $1.9 million in the first quarter of 2009, a 78% decrease.  $1.1 million of this decrease was due to the expiration in October 2009 of Columbia's contract with Lil' Drug Store Products, Inc. for the OTC products, RepHresh® and Replens®.  In addition, STRIANT® (testosterone buccal system) net revenues were $0.3 million lower in the 2010 period, attributable primarily to higher sales return reserves.

Gross profit margin increased from 76% to 84% reflecting the shift in product mix toward higher-margin progesterone products which were offset, in part, by higher contract manufacturing costs resulting from a weaker dollar.

Total operating expenses were $11.0 million in the first quarter of 2010, a 25% increase compared to $8.8 million in the prior year period.

•
Selling and distribution expenses were $3.3 million in the first quarter of 2010, a 16% increase from $2.8 million in the first quarter of 2009 primarily due to increased spending on marketing programs highlighting the several favorable papers and abstracts for CRINONE presented at the ASRM 2009 Annual Meeting.

•
General and administrative costs were $4.1 million in the first quarter of 2010 compared to $2.5 million in the same period a year ago.  The increased expense in the 2010 quarter was attributable entirely to the $1.6 million in costs related to the Watson Transactions.

•
Research and development costs increased 4% to $2.3 million in the first quarter of 2010 from $2.2 million in the first quarter of 2009. The increase was driven by higher costs of the PREGNANT Study in the 2010 quarter.

•	The Company amortized $1.3 million of the acquisition cost for the U.S. license rights to CRINONE in the first quarters of both 2010 and 2009.

•
Other income and expense for the first quarter of 2010 was a net expense of $5.2 million versus a net expense of $2.1 million in the first quarter of 2009.  During the first quarter of 2010, $2.4 million of primarily interest expense was accompanied by a non-cash charge of $2.8 million, which was recorded in anticipation of the Watson Transactions being approved by Columbia’s stockholders, closing, and the concurrent retiring of Columbia’s convertible notes due December 31, 2011.

As a result, the Company reported a net loss of $10.2 million, or $(0.16) per basic and diluted share, for the first quarter of 2010 as compared to a net loss of $5.3 million, or $(0.10) per basic and diluted share, for the first quarter of 2009.

As of March 31, 2010, Columbia had cash and cash equivalents of $11.3 million. This compares to cash and cash equivalents of $14.8 million at December 31, 2009.

Watson Transactions
On March, 3, 2010, Columbia entered into a definitive agreement to sell, subject to stockholder approval, substantially all of its progesterone related assets, including its preterm birth patents and applications and 11.2 million shares of common stock, to Watson Pharmaceuticals, Inc. (the “Watson Transactions”) for upfront and milestone payments of up to $92.5 million.  These include a $47 million upfront payment plus royalties of 10 to 20 percent of annual net sales of certain progesterone products. Additional payments up to $45.5 million can be earned by the successful completion of clinical development milestones in the ongoing PREGNANT Study, regulatory filings, receipt of regulatory approvals and product launches. Watson will fund the development of a second-generation vaginal progesterone product as part of a comprehensive life-cycle management strategy. The closing of the transaction is subject to customary conditions, including approval by Columbia’s stockholders. Columbia will retain certain assets and rights to its progesterone business, including all rights necessary to perform its obligations under its agreement with Merck Serono S.A.

Debt Pre-payment Agreements
On March 3, 2010, Columbia entered into a contingent agreement with PharmaBio Development, an affiliate of Quintiles Transnational Corp., to pre-pay the approximately $16 million balance of the minimum royalty payments on U.S. net sales of STRIANT due in November 2010.

On March 3, 2010, Columbia entered into contingent agreements to pre-pay the $40 million in convertible notes due December 31, 2011. Note holders will receive their proportional share of the following:

•	$26 million in cash (plus accrued and unpaid interest up to, but excluding, the closing date);

•	Warrants to purchase 7.75 million shares of Columbia's common stock; and

•	7.4 million shares of Columbia's common stock.

The strike price of the warrants and the pricing of the common shares of $1.35 were determined by taking a 10% premium to the 10-day closing average prior to the announcement of the Watson Transactions but no less than 100% of the last closing price prior to the time of signing. The warrants become exercisable 180 days after the closing and expire five years later, unless earlier exercised or terminated. The closings of the transactions under the note pre-payment agreements are subject to various closing conditions, including stockholder approval and the closing of the Watson Transactions. In connection with the contingent note pre-payment agreements, the notes were amended so that the Watson Transactions would not trigger the put right in the notes upon the sale of the Company’s progesterone assets. This amendment expires on August 31, 2010, if the closings do not occur on or prior to that date. The net effect of these contingent agreements is that at the closing of the Watson Transactions, all of Columbia’s debt will be retired.

Subsequent Material Events
On April 15, 2010, Robert S. Mills resigned from his positions as president and chief operating officer and as a director of Columbia Laboratories.

On May 4, 2010, Frank C. Condella, Jr., previously interim chief executive officer, was named president and chief executive officer of Columbia Laboratories.

Quarterly Conference Call
As previously announced, Columbia will hold a conference call to discuss financial results for the first quarter of 2010 on May 6, 2010.  Investors and other interested parties may access the conference call as follows:

Date:	Thursday, May 6, 2010
Time:	11:00am ET
Dial-in numbers:	(877) 303-9483 (U.S. & Canada) or (760) 666-3584
Live webcast:	www.cbrxir.com, under "Events."

The teleconference replay will be available after the transcript of the conference call is filed with the Securities and Exchange Commission through Thursday, May 13, 2010, at (800) 642-1687 (U.S. & Canada) or (706) 645-9291. The conference ID for the replay is 71021635. The archived webcast will be available for one year on the Company’s investor website, www.cbrxir.com, under "Events."

Additional Information about the Watson Transactions and Where to Find It
This communication is not a solicitation of a proxy from any security holder of Columbia. In connection with stockholder approval of the sale of the assets contemplated by the Purchase and Collaboration Agreement and certain other matters, Columbia has filed with the SEC a preliminary proxy statement and intends to file a definitive proxy statement and to mail to its security holders a definitive proxy statement and other materials. THE PROXY STATEMENT WILL BE SENT TO COLUMBIA SECURITY HOLDERS AND WILL CONTAIN IMPORTANT INFORMATION ABOUT COLUMBIA, WATSON, THE SALE OF THE ASSETS PURSUANT TO THE PURCHASE AND COLLABORATION AGREEMENT, AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY WHEN THEY ARE AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED SALE OF THE ASSETS AND THE OTHER MATTERS DESCRIBED THEREIN. Free copies of the proxy statement and other documents filed with the SEC by Columbia, when they become available, can be obtained through the website maintained by the SEC at www.sec.gov. In addition, free copies of the proxy statement will be available from Columbia by contacting Lawrence A. Gyenes at (973) 486-8860 or lgyenes@columbialabs.com, or on Columbia’s investor relations website at www.cbrxir.com.

Participation in the Solicitation
Columbia and its directors and executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from Columbia's stockholders in connection with the proposed transactions described herein. Information regarding the special interests of these directors, executive officers and members of management in the proposed transactions will be included in the proxy statement and other relevant documents filed with the SEC. Additional information regarding Columbia’s directors and executive officers is also included in Columbia’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009, which was filed with the SEC on April 30, 2010. Columbia’s Form 10-K/A is available free of charge at the SEC’s website at www.sec.gov and from Columbia by contacting it as described above.

About CRINONE/PROCHIEVE
CRINONE® 8% (progesterone gel) is currently used for progesterone supplementation or replacement as part of an Assisted Reproductive Technology (ART) treatment for infertile women with a progesterone deficiency. Patient preference for CRINONE 8% has been demonstrated in five clinical trials. This product is also available under the trade name PROCHIEVE®. For more information, please visit www.crinoneusa.com.

Columbia is conducting, in collaboration with the National Institutes of Health, a randomized, double-blind, placebo controlled Phase III clinical program, called the PREGNANT (PROCHIEVE Extending GestatioN A New Therapy) Study, to evaluate the safety and efficacy of PROCHIEVE 8% to reduce the risk of preterm birth in women with a cervical length between 1.0 and 2.0 centimeters as measured by transvaginal ultrasound at mid-pregnancy. The primary endpoint of this study is a reduction in the incidence of preterm birth at less than or equal to 32 weeks gestation vs. placebo. One of every eight live born infants is born prematurely; short cervix is the single most important predictor of preterm birth. There are currently no products approved for the prevention of preterm birth.

The most common side effects of CRINONE 8%/ PROCHIEVE 8% include breast enlargement, constipation, somnolence, nausea, headache, and perineal pain. CRINONE 8%/ PROCHIEVE 8% is contraindicated in patients with an active thrombophlebitis or thromboembolic disorders, missed abortion, undiagnosed vaginal bleeding, liver dysfunction or disease, and known or suspected malignancy of the breast or genital organs.

About Columbia Laboratories
Columbia Laboratories, Inc. is a specialty pharmaceutical company focused on developing and commercializing products for the women’s healthcare and endocrinology markets that use its novel bioadhesive drug delivery technology. Columbia’s United States sales organization markets CRINONE® 8% (progesterone gel) in the United States for progesterone supplementation as part of an Assisted Reproductive Technology treatment for infertile women with progesterone deficiency and STRIANT® (testosterone buccal system) for the treatment of hypogonadism in men. Columbia's partners market CRINONE 8% and STRIANT to foreign markets.

Columbia's press releases and other company information are available at Columbia's website at www.columbialabs.com and its investor relations website at www.cbrxir.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This communication contains forward-looking statements, which statements are indicated by the words “may,” “will,” “plans,” “believes,” “expects,” “anticipates,” “potential,” and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Factors that might cause future results to differ include, but are not limited to, the following: approval of the sale of the assets and other matters contemplated by the Purchase and Collaboration Agreement with Watson Pharmaceuticals, Inc., by Columbia's stockholders; the successful marketing of CRINONE® and STRIANT® in the United States; the successful marketing of CRINONE by Merck Serono outside the United States; the timely and successful completion of the ongoing Phase III PREGNANT (PROCHIEVE® Extending Gestation A New Therapy) Study of PROCHIEVE 8% to reduce the risk of preterm birth in women with a short cervix at mid-pregnancy; successful development of a next-generation vaginal progesterone product; success in obtaining acceptance and approval of new products and new indications for current products by the United States Food and Drug Administration and international regulatory agencies; the impact of competitive products and pricing; our ability to obtain financing in order to fund our operations and repay our debt as it becomes due; the timely and successful negotiation of partnerships or other transactions; the strength of the United States dollar relative to international currencies, particularly the euro; competitive economic and regulatory factors in the pharmaceutical and healthcare industry; general economic conditions; and other risks and uncertainties that may be detailed, from time-to-time, in Columbia’s reports filed with the SEC. Completion of the sale of the assets under the Purchase and Collaboration Agreement with Watson Pharmaceuticals, Inc., and the other transactions disclosed in the Company's press release dated March 4, 2010, are subject to various conditions to closing, and there can be no assurance those conditions will be satisfied or that such sale or other transactions will be completed on the terms described in the Purchase and Collaboration Agreement with Watson Pharmaceuticals, Inc., or other agreements related thereto or at all. All forward-looking statements contained herein are neither promises nor guarantees. Columbia does not undertake any responsibility to revise or update any forward-looking statements contained herein.

CRINONE®, PROCHIEVE® and STRIANT® are registered trademarks of Columbia Laboratories, Inc.

RepHresh® and Replens® are registered trademarks of Lil’ Drug Store Products, Inc.

Contact:
Lawrence A. Gyenes
Senior Vice President, Chief Financial Officer & Treasurer
Columbia Laboratories, Inc.
(973) 486-8860

Seth Lewis
Vice President, The Trout Group LLC
(617) 583-1308

Financial Tables Follow

COLUMBIA LABORATORIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
	2010	2009

NET REVENUES	$7,172,899	$7,321,187

COST OF REVENUES	1,176,579	1,780,018
Gross profit	5,996,320	5,541,169

OPERATING EXPENSES:
Selling and distribution	3,250,319	2,793,236
General and administrative	4,126,318	2,488,553
Research and development	2,341,818	2,245,385
Amortization of licensing right	1,261,182	1,261,182
Total operating expenses	10,979,637	8,788,356

Loss from operations	(4,983,317)	(3,247,187)

OTHER INCOME (EXPENSES):
Interest income	1,620	19,197
Interest expense	(2,302,794)	(2,048,101)
Change in fair value of derivative	(2,781,660)	-
Other, net	(110,685)	(40,546)
Total other expenses	(5,193,519)	(2,069,450)

Loss before taxes	(10,176,836)	(5,316,637)
State income taxes	(2,200)	(16,930)
NET LOSS	$(10,179,036)	$(5,333,567)

NET LOSS PER COMMON SHARE:
Basic and diluted	$(0.16)	$(0.10)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic and diluted	65,388,921	54,296,686

 COLUMBIA LABORATORIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2010	December, 31, 2009
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$11,284,243	$14,757,615
Accounts receivable, net	3,297,668	4,262,851
Inventories	3,088,990	2,532,722
Prepaid expenses and other current assets	1,009,323	1,097,525
Total current assets	18,680,224	22,650,713
Property and equipment, net	637,812	691,479
Intangible assets, net	17,509,150	18,770,332
Other assets	1,434,024	1,644,695
TOTAL ASSETS	$38,261,210	$43,757,219

LIABILITIES AND SHAREHOLDERS' DEFICIENCY
Current Liabilities:
Current portion of financing agreements	$58,563	$144,897
Accounts payable	2,805,472	3,662,091
Accrued expenses	5,512,142	4,588,088
Derivative embedded within convertible notes, fair value	2,781,660
Total current liabilities	11,157,837	8,395,076
Notes payable	33,749,209	32,965,863
Deferred revenue	312,181	328,367
Long-term portion of financing agreements	15,867,735	15,234,406
TOTAL LIABILITIES	61,086,962	56,923,712
COMMITMENTS AND CONTINGENCIES
Contingently Redeemable Series C Preferred Stock, 600 shares issued and outstanding in 2010 and 2009, respectively (liquidation preference of $600,000)	600,000	600,000
SHAREHOLDERS' DEFICIENCY:
Preferred stock, $.01 par value; 1,000,000 shares authorized
Series B Convertible Preferred Stock, 130 shares issued and outstanding (liquidation preference of $13,000)	1	1
Series E Convertible Preferred Stock, 59,000 shares issued and outstanding (liquidation preference of $5,900,000)	590	590
Common Stock $.01 par value; 100,000,000 shares authorized; 65,761,986 shares issued in 2010 and 2009, respectively	657,619	657,619
Capital in excess of par value	243,191,797	242,637,646
Less cost of 152,795 and 131,935 treasury shares	(306,369)	(280,813)
Accumulated deficit	(267,158,299)	(256,979,263)
Accumulated other comprehensive income	188,909	197,727
TOTAL SHAREHOLDERS' DEFICIENCY	(23,425,752)	(13,766,493)
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIENCY	$38,261,210	$43,757,219